UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2015

Viavi Solutions Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 404-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 14, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Viavi Solutions Inc. (the “Company”) approved the Viavi Solutions Inc. 2015 Change of Control Benefits Plan (the “Viavi Plan”), effective December 14, 2015 (the “Effective Date”).

The Viavi Plan provides benefits to Eligible Executives (as defined in the Viavi Plan), including the Company’s named executive officers, if such executives are terminated without Cause following a Change of Control (each as defined in the Viavi Plan). The Viavi Plan replaces in their entirety each of the Company’s 2008 Change of Control Benefits Plan, as amended, 2015 Change of Control Benefits Plan and 2015 Optical Security and Performance Products Change of Control Benefits Plans, each of which was terminated on the Effective Date.

In exchange for signing a release of claims, the Viavi Plan provides for a lump sum cash payment to an Eligible Executive who is terminated during the Coverage Period following a Change of Control (each as defined in the Viavi Plan) equal to:

•	For Executive Vice Presidents and the heads of the Company’s business segments – 2 years base salary;

•	For eligible SVPs and the senior executives responsible for certain named business functions – 18 months base salary; and

•	For eligible VPs reporting to the Senior Vice President of the OSP Operating Segment and other executives designated by the Chief Executive Officer and approved by the Compensation Committee – 12 months base salary.

In addition, any outstanding equity awards will immediately vest, with performance-based awards vesting at 100% of the target amount, and any outstanding options will remain exercisable for the shorter of 2 years from the separation date or the remaining term of the option award. Eligible Executives will also receive a cash payment equal to 12 months COBRA premiums for the Eligible Executives and any dependents who are eligible for coverage under COBRA at the time of separation. The Viavi Plan also provides for certain cash payments in the event of an Eligible Employee’s Death or Disability following a Change of Control as set forth in the Viavi Plan.

The foregoing is a summary description of the material terms of the Viavi Plan, and is qualified in its entirety by the text of the Viavi Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Viavi Solutions Inc. 2015 Change of Control Benefits Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viavi Solutions Inc.

By:	/s/ Kevin Siebert
Kevin Siebert
Vice President, General Counsel and Secretary

December 17, 2015